EXHIBIT 23.1





CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Quixote Corporation and its Subsidiaries on Form S-8 of our report dated August 8, 1997, on our audits of the consolidated financial statements and financial statement schedules of Quixote Corporation and its Subsidiaries as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996 and 1995.


/s/ PricewaterhouseCoopers, LLP
--------------------------------
PRICEWATERHOUSECOOPERS L.L.P.

Chicago, Illinois
August 27, 1998